American Century Capital Portfolios, Inc.
AMENDMENT NO. 8 TO RESTATED MANAGEMENT AGREEMENT

    THIS AMENDMENT NO. 8 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2021, by and between AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

    WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended effective July 26, 2013, April 10, 2017, July 31, 2017, April 1, 2019, August 1, 2019, August 1, 2020, and December 10, 2020 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of Large Company Value Fund to Focused Large Cap Value Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes for the series of shares titled Real Estate Fund and Value Fund.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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    American Century Capital Portfolios, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Capital Portfolios, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Capital Portfolios, Inc.
Schedule A
Fee Schedules

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	I	A	C	G	R	R6	R5	Y
Value Fund	First $2.5 billion	1.000%	0.800%	1.000%	1.000%	n/a	1.000%	0.650%	0.800%	0.650%
	Next $1.0 billion	0.900%	0.700%	0.900%	0.900%	n/a	0.900%	0.550%	0.700%	0.550%
	Over $3.5 billion	0.850%	0.650%	0.850%	0.850%	n/a	0.850%	0.500%	0.650%	0.500%
Small Cap Value	First $2.5 billion	1.250%	1.050%	1.250%	1.250%	0.900%	1.250%	0.900%	1.050%	0.900%
Fund	Over $2.5 billion	1.000%	0.800%	1.000%	1.000%	0.650%	1.000%	0.650%	0.800%	0.650%
Mid Cap Value Fund	First $12.5 billion	0.970%	0.770%	0.970%	0.970%	n/a	0.970%	0.620%	0.770%	0.620%
	Over $12.5 billion	0.950%	0.750%	0.950%	0.950%	n/a	0.950%	0.600%	0.750%	0.600%
Focused Large Cap	First $1.0 billion	0.900%	0.700%	0.900%	0.900%	n/a	0.900%	0.550%	0.700%	n/a
Value Fund	Next $4.0 billion	0.800%	0.600%	0.800%	0.800%	n/a	0.800%	0.450%	0.600%	n/a
	Over $5.0 billion	0.700%	0.500%	0.700%	0.700%	n/a	0.700%	0.350%	0.500%	n/a
Equity Income Fund	First $2.5 billion	1.000%	0.800%	1.000%	1.000%	0.650%	1.000%	0.650%	0.800%	0.650%
	Next $2.5 billion	0.950%	0.750%	0.950%	0.950%	0.600%	0.950%	0.600%	0.750%	0.600%
	Next $5.0 billion	0.900%	0.700%	0.900%	0.900%	0.550%	0.900%	0.550%	0.700%	0.550%
	Next $5.0 billion	0.850%	0.650%	0.850%	0.850%	0.500%	0.850%	0.500%	0.650%	0.500%
	Over $15.0 billion	0.800%	0.600%	0.800%	0.800%	0.450%	0.800%	0.450%	0.600%	0.450%
Real Estate Fund	First $1.0 billion	1.150%	0.950%	1.150%	1.150%	n/a	1.150%	0.800%	0.950%	0.800%
	Over $1.0 billion	1.000%	0.800%	1.000%	1.000%	n/a	1.000%	0.650%	0.800%	0.650%

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J:\LG\ACCP\Management Agreements\ACCP Mgmt Agt Amendment No. 7 to Aug 2011 12-2020.docx

    American Century Capital Portfolios, Inc.

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	A	C	G	R	R5	Y
NT Mid Cap Value Fund	First $12.5 billion	n/a	n/a	n/a	0.620%	n/a	n/a	n/a
	Over $12.5 billion	n/a	n/a	n/a	0.600%	n/a	n/a	n/a
NT Focused Large Cap	First $1.0 billion	n/a	n/a	n/a	0.550%	n/a	n/a	n/a
Value Fund	Next $4.0 billion	n/a	n/a	n/a	0.450%	n/a	n/a	n/a
	Over $5.0 billion	n/a	n/a	n/a	0.350%	n/a	n/a	n/a

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